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                                                                     EXHIBIT 4.5

                                 EARTHLINK, INC.
                                STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

1.       PURPOSE

         The purpose of the Stock Option Plan for Non-Employee Directors (the "Plan") of EarthLink, Inc., a Delaware corporation (the "Company"), is to promote the long-term interests of the Company by attracting and retaining qualified and experienced persons for service as non-employee directors of the Company by providing an additional incentive for such non-employee directors to work for the success and growth of the Company through ownership of the Company's common stock.

2.       DEFINITIONS

         When used herein, the following terms shall have the meanings set forth below:

         2.1. "Affiliate" means the same as set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

         2.2. "Board" means the Board of Directors of the Company.

         2.3. "Change in Control" means the occurrence of any of the following: (i)(a) the Company consolidates with, or merges with or into, another Person, (b) there is a merger, reorganization, consolidation, share exchange or other transaction involving the Voting Stock of the Company, (c) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company to any Person, (d) any Person consolidates with, or merges with or into, the Company, or (e) any similar event where with respect to each of the events described in (a) through (e) the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, except that none of the foregoing events will constitute a Change in Control where the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock of the surviving or transferee Person and the beneficial owners of the Voting Stock of the Company immediately before such event own, directly or indirectly, Voting Stock representing more than 50 percent of the Voting Stock of the surviving or transferee Person immediately after such event, or
(ii) any transaction that results in any Person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, beneficially owning Voting Stock of the Company representing, directly or indirectly, more than 50 percent of the Voting Stock of the Company, or (iii) the approval by the holders of the Voting Stock of the Company of any plan or proposal for liquidation or dissolution of the Company, or (iv) the consummation of any other transaction that a majority of the Board, in its sole and absolute discretion, determines constitutes a Change in Control for purposes of this Plan.

         2.4. "Code" means the Internal Revenue Code of 1986, as amended.

         2.5. "Company" means EarthLink, Inc., a Delaware corporation.

         2.6. "Disability" means a mental or physical condition that, in the opinion of the Company, renders the director unable or incompetent to serve as a director, which condition in the opinion of the physician that the Company employs is expected to be permanent or to last for an indefinite duration or a duration in excess of six months.

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         2.7. "Fair Market Value" means, with respect to the Company's
Shares, the closing price of the Shares on the date on which the value is to be determined, as reported on the stock exchange on which such Shares are traded, or such other source of quotations for or reports of trading activity in Shares as the Board from time to time may select, or if the Shares are not traded on such exchange on such date, then on the next preceding day that the Shares were traded on such exchange, or as reported by such other source as the Board from time to time may select. If at the time of the determination of Fair Market Value the Shares are not actively traded on any such stock exchange, Fair Market Value means the fair market value of a Share as the Board determines taking into account such facts and circumstance as the Board deems material to the value of the Shares. The Fair Market Value that the Board determines shall be final, binding and conclusive on the Company and each Non-Employee Director.

         2.8. "Non-Employee Director" means a director of the Company who is not an officer or employee of the Company or any of its subsidiaries or Affiliates and who was not elected or appointed to the Board pursuant to voting rights or other similar authority granted to the holders of any preferred stock or similar equity securities of the Company, which voting rights or similar authority are exclusive of any voting rights or other similar authority granted to any class or classes of any common stock of the Company that generally has the voting power under ordinary circumstances to elect at least a majority of the Board. A "Non-Employee Director" includes any director of the Company who serves as a consultant to the Company.

         2.9. "Non-Qualified Stock Option" means an Option not entitled to special tax treatment under Section 422 of the Code.

         2.10. "Option" means a stock option that entitles the holder to purchase from the Company a stated number of Shares at the price set forth in the agreement that specifies the terms and conditions of the Option.

         2.11. "Optionee" means a Non-Employee Director to whom an Option is granted.

         2.12. "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

         2.13. "Plan" means the EarthLink, Inc. Stock Option Plan for Non-Employee Directors contained herein, and as it may be amended from time to time.

         2.14. "Shares" means the shares of the Company's common stock, $.01 par value per share.

         2.15. "Voting Stock" means with respect to any specified Person any class or classes of stock of the specified Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of the specified Person.

3.       ADMINISTRATION OF THE PLAN

         The Board shall administer the Plan. The Board shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan.

         Any decision or action the Board takes arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations

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shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding upon the Company, all Optionees and any other person, whether that person is claiming under or through any Optionee or otherwise.

4.       ELIGIBILITY

         All Non-Employee Directors of the Company shall be eligible to participate in the Plan during the time they serve as Non-Employee Directors. A Non-Employee Director's right to participate in the Plan shall automatically terminate on and after the time he is no longer a Non-Employee Director.

5.       SHARES SUBJECT TO THE PLAN

         An aggregate of 350,000 Shares (subject to adjustment in accordance with Section 12 below) shall be reserved for issuance in connection with Options granted under the Plan. The Shares so issued may be either authorized but unissued Shares of the Company or Shares that have been or may be reacquired by the Company, including treasury shares. Any Shares subject to issuance upon exercise of Options but that are not issued because of a surrender, lapse, expiration or termination of any such Option, shall once again be reserved and available for issuance under the Plan.

6.       GRANTING OF OPTIONS

         6.1. All grants of Options under the Plan shall be automatic and non-discretionary, and subject to the terms and conditions provided in this Plan. All Options granted under the Plan shall be Non-Qualified Stock Options.

         6.2. Subject to the provisions of the Plan, each Non-Employee Director who was in office on March 8, 2000 shall on adoption of this Plan be granted an Option to purchase 15,000 Shares. Each Non-Employee Director who is elected or appointed to the Board after March 8, 2000 shall be granted an Option to purchase 35,000 Shares on the date such director takes office.

          6.3. Subject to the provisions of the Plan, each Non-Employee Director who was in office on March 8, 2000 shall, as of the first business day of each fiscal year of the Company beginning after the effective date of the Plan, be granted an Option to purchase an additional 15,000 Shares. Each Non-Employee Director who is elected or appointed to the Board after March 8, 2000 shall be granted any Option to purchase an additional 15,000 Shares pursuant to this Plan. If at any time there is not sufficient Shares reserved under the Plan for grants of Options, the Options to be granted each Non-Employee Director under the Plan at such time shall be proportionately adjusted.

         6.4. The purchase price of each Share that may be purchased upon exercise of an Option shall be the Fair Market Value of the Share on the date the Option is granted. Options awarded pursuant to this Section 6 shall be subject to such additional terms and conditions as are set forth in the written agreement covering the Option.

         6.5. Except as set forth in Sections 7.2 or 11, Options granted under the Plan shall become exercisable with respect to one-third of the Shares subject to the Option on each annual anniversary of the date of grant, provided the Non-Employee Director is still serving as a Non-Employee Director at such time, until the Option becomes exercisable with respect to all of the Shares subject to the Option, provided the Option does not expire by its terms before such time.

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7.       TERMINATION OF DIRECTORSHIP

         7.1. The Option of any Optionee whose status as a director of the Company shall terminate because of death or Disability may be exercised, to the extent exercisable on the date of death or Disability, at any time within one year after the date of such termination or prior to the date on which the Option expires by its terms, whichever is earlier. Any such exercise shall be made (i) in the case of the death of the Optionee, by the executor or administrator of the estate of the deceased Optionee or the person or persons to whom the deceased Optionee's rights under the Option shall pass by will or by the laws of descent and distribution, and (ii) in the case of the Disability of the Optionee, by the Optionee or by the Optionee's guardian or legal representative.

         7.2. The Board in its discretion may declare that an Option of an Optionee whose status as a director terminates because of removal from the Board on or within one year after a Change in Control shall become fully exercisable with respect to all Shares covered thereby and not previously purchased upon exercise of the Option, and shall remain fully exercisable until three months after the date of such termination or prior to the date the Option expires by its terms, whichever is earlier. If the Board does not make any such declaration before the Optionee's status as a director terminates because of removal from the Board on or within one year after a Change in Control, then the Option of any Optionee whose status as a director so terminates may be exercised, to the extent exercisable on the date of such termination, within three months after the date of termination or prior to the date on which the Option expires by its terms, whichever is earlier.

         7.3. The Option of any Optionee whose status as a director shall terminate for any reason other than as specified in Sections 7.1 and 7.2 may be exercised, to the extent exercisable on the date of such termination, within three months after the date of such termination or prior to the date on which the Option expires by its terms, whichever is earlier.

8.       NON-TRANSFERABILITY OF OPTIONS

         Each Option granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and shall be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative. Notwithstanding the preceding sentence, an Optionee, at any time prior to his death, may assign all or any portion of an Option granted to him to (i) his spouse or lineal descendants, (ii) the trustee of a trust established for the primary benefit of his spouse or lineal descendants, or (iii) a partnership of which his spouse and lineal descendants are the only partners. In such event, the spouse, lineal descendants, trust, or partnership will be entitled to all the rights of the Optionee with the respect to the assigned portion of such Option (except that such transferee may not transfer the Option other than by will or by the laws of descent and distribution), and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option as set forth herein immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) the Optionee does not receive any consideration therefor, and (ii) the assignment is expressly approved by the Board. Any such assignment shall be evidenced by an appropriate written document executed by the Optionee and a copy thereof shall be delivered to the Board on or prior to the effective date of the assignment.

9.       TERMS OF OPTIONS

         Options shall expire 10 years from the date of the granting thereof, but shall be subject to earlier termination as provided in Section 7. Options shall be evidenced by written agreements containing terms and conditions consistent with the provisions of the Plan. Each agreement shall comply with and shall be subject to the terms and conditions of the Plan and shall constitute evidence, by the Non-Employee Director's signature thereon, that it is the intent of the Non-Employee Director to continue to serve as a director of the Company for the remainder of his


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term during which the Option was granted. It shall be a condition to the exercise of an Option that the Optionee represent to the Company at the time of exercise that the Shares are being acquired for investment and not with a view to the distribution thereof and that the Optionee agrees that the Shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall receive an opinion of counsel that such disposition is exempt from registration under the applicable securities laws. The Company may include on certificates representing Shares issued pursuant to any Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions as the Company, in its discretion, shall deem appropriate.

10.      EXERCISE OF OPTIONS

         An Optionee may exercise an Option by delivery of a written notice, specifying the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the purchase price of any Shares to be purchased (in the form of a cashier's or certified check). The Option shall not be deemed exercised and no Shares shall be issued upon exercise of an Option until full payment has been made therefor. Notwithstanding the foregoing sentences, the Board, in its discretion, may permit an Optionee to pay the purchase price of the Shares to be purchased (i) in Shares that the Optionee has owned for at least six months prior to the date of exercise valued at their Fair Market Value on the day preceding the date of exercise equal to the exercise price of the Option, (ii) in a cashless exercise through a broker, or (iii) by any combination of the aforementioned methods of payment. Shares issued upon exercise of an Option shall be issued only in the name of the Optionee. All notices shall be delivered to the Secretary of the Company and shall become effective when received.

11.      CHANGE IN CONTROL

         Outstanding Options previously granted under the Plan shall be exercisable in whole or in part, with respect to the additional number of Shares to which the Option is not at that time exercisable as if the Optionee had remained on the Board for an additional 18 months from the date of the Change in Control (it being deemed that the Non-Employee Director had an additional 18 months on the Board for purposes of determining the extent of the exercisability of such outstanding Options), on the earlier of (i) immediately before the consummation of the Change in Control or (ii) immediately before the Board takes any of the actions described in the next sentence provided the Non-Employee Director to whom the Option was granted is still serving as a Non-Employee Director at such time, and such Options shall remain exercisable to such extent thereafter in accordance with the terms of such Options, notwithstanding any provisions in the Options to the contrary regarding exercisability. Notwithstanding any provision of any agreement covering the Option to the contrary, in the event of or in anticipation of a Change in Control, the Board in its discretion (i) may declare that some or all outstanding Options previously granted under the Plan shall terminate as of a date on or before the Change in Control without any payment to the holder of the Option, provided the Board gives prior written notice to the holders of the Options and gives them the right to exercise their outstanding Options before such date to the extent they are exercisable and/or (ii) may terminate some or all outstanding Options on the consummation of the Change in Control in consideration of payment to the holder of each such Option, with respect to each Share to which the Option is then exercisable, of the excess of the Fair Market Value on such date of the Shares subject to the Option over the Option price. The Board may take such actions with respect to some or all outstanding Options or on an Option-by-Option basis, which actions need not be uniform for all outstanding Options. Such payment in (ii) above may be made in any manner the Board determines, including in cash, Voting Stock or other property. However, such Options shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by a successor employer or its parent or subsidiary in connection with the Change in Control.

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12.      LISTING AND REGISTRATION OF SHARES; CONTRACTS

         Each Option shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Each Option shall also be subject to the condition that the Company shall not be obligated to issue or transfer its Shares to the Optionee thereof on its exercise, if the Board determines that such issuance or transfer would violate any covenant in any loan agreement or other contract to which the Company is a party. The Company may include on certificates representing Shares issued pursuant to an Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

13.      ADJUSTMENT FOR CHANGES IN CAPITALIZATION

         Any increase in the number of outstanding Shares of the Company occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately in an increase in the aggregate number of Shares then available for the grant of Options under the Plan, or becoming available through the termination, surrender or lapse of Options previously granted but unexercised, and in the number of Shares subject to Options then outstanding. Any fractional shares resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Board shall make such adjustment in the number and class of Shares as to which Options may thereafter be granted, and in the number and class of Shares remaining subject to Options then outstanding, as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusion upon all persons.

14.      TAXES

         Each Optionee shall be responsible for satisfying any income and tax withholding obligations attributable to participation in the Plan and the exercise of any Options. The Board may permit an Optionee to satisfy any such amounts (i) in Shares that the Optionee has owned for at least six months prior to the date of exercise valued at their Fair Market Value on the day preceding the date of exercise, (ii) in a cashless exercise through a broker or (iii) by any combination of the aforementioned methods of payment.

15.      LIMITATION OF RIGHTS

         15.1. Neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

         15.2. An Optionee shall have no rights as a stockholder with respect to the Shares covered by Options until the date of the issuance of a stock certificate upon exercise thereof, and no provision will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

16.      OTHER ACTIONS

         Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the

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right to grant Options for proper corporate purposes otherwise than under the
Plan to any employee or any other person, firm, corporation, association or other entity, or to grant Options to, or assume Options of, any person in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

17.      EFFECTIVE DATE OF THE PLAN

         The Plan shall become effective on March 8, 2000, subject to approval by the Company's stockholders at the 2000 Annual Meeting of Stockholders or any adjournment thereof or at a Special Meeting of Stockholders. Options granted hereunder shall not be exercisable prior to such stockholder approval. Unless earlier terminated by the Board, the Plan shall terminate on March 8, 2010. No Option shall be granted under the Plan after such date.

18.      TERMINATION AND AMENDMENT OF THE PLAN

         The Board, without further action on the part of the Company's stockholders, may at any time terminate, suspend or modify the Plan to the extent permitted by law, regulation or stock exchange requirements. The Plan will automatically terminate on and after the time there is no longer any Shares available for issuance pursuant to Options granted under the Plan. No termination or amendment of the Plan, or amendment of any Option, shall adversely affect any right acquired by any Optionee under an Option granted before the date of such termination or amendment, unless such Optionee shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 12 above does not adversely affect any such right.

19.      GOVERNING LAW

         The Plan shall be construed and administered under the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Plan has been executed on behalf of the Company on this 8th day of April, 2000.

                                 EARTHLINK, INC.

                                 By:
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                                 Title:
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